PLEASE READ CAREFULLY.  THIS DOCUMENT IS THE SOLE
DOCUMENT WHICH SETS FORTH THE GUIDELINES FOR THE
INCENTIVE COMPENSATION PLAN FOR HCG EMPLOYEES FOR FISCAL
YEAR 1998.



                           HARRIS CHEMICAL GROUP, INC.
                 Incentive Compensation Plan ("ICP") or ("Plan")


The Incentive Compensation Plan's primary objective is to provide a meaningful financial incentive for participants to achieve and exceed vital financial targets. The preeminent financial target is Equity Value Enhancement ("EVE") of the Company, and bonus payments will be tied to this value. All Plan participants will have the opportunity to participate in the equity appreciation of HCG, and many will be required to do so. Equity participation aligns the financial interests of participants with those of other shareholders; in addition, equity participation significantly increases potential total compensation. Listed below are the Plan's guidelines:

PREMISES:

o        ICP payments will be based on fiscal year-end results.

o All bonus payments must be self funding. This means all payments must be budgeted and come out of cash from operations. If the cash flow targets with budgeted ICP payments are not met, a bonus cannot be paid.

o Each senior BU executive submits in writing, as soon as practical, a list of candidates for participation in the ICP to the Sr. VP - Human Resources who will secure approvals and return a list of approved participants to each executive. Criteria for participation include but are not limited to individual contributions, professional contributions, and the candidate's position. In essence, employees who can make a clearly greater contribution than others to the achievement of EVE goals will be considered for participation.

o Payments will be made as soon as practical after audited annual financial statements are available.

o ICP payments will not be considered eligible compensation for purposes of the Harris Chemical North America, Inc. Retirement, Savings and Investment Plan.


                                                        ~1~

HCG Incentive Compensation Plan                                Fiscal Year 1998

o To receive an ICP payment, an employee must be an active employee at the time the payment is made. Any participant who is discharged or resigns, voluntarily or involuntarily, prior to the time such payment is made will not receive an ICP payment.

o Employees hired after the start of the fiscal year may be considered for ICP participation on a pro rata basis upon securing appropriate written approvals.

o Participants' actual base earnings during Fiscal Year 1998, exclusive of bonuses or other forms of compensation, will be used to calculate ICP payments. ICP payments at the 100% payout level can be calculated by multiplying a participant's base earnings times that participant's participation level (i.e., bonus percentage).

o For purposes of establishing performance goals each year, Equity Value will be approximated by multiplying EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) times six and then subtracting debt. (Please note: This formula is used to determine Equity Value for ICP purposes only. The actual Equity Value of HCG will be determined by the market.) EVE goals will be established for both the Company as a whole and for each of the nine strategic Business Units (BU's):

          --------------------------------------------------------------------------------------------------
          European White Salt         |      North American Sodium            |      North American Salt -
                                      |            Bicarbonate                |            General Trade
          --------------------------------------------------------------------------------------------------
          European Rock Salt          |      North American Soda Ash          |      North American Salt -
                                      |                                       |           Highway/Chemical
          --------------------------------------------------------------------------------------------------
          European Soda Products      |      Worldwide Boron                  |      Sulfate of Potash/
                                      |                                       |           Magnesium Chloride
          --------------------------------------------------------------------------------------------------



o ICP payments for corporate participants will be based entirely on overall Company performance against EVE Goals.

o ICP payments for BU participants will be based on both corporate and BU performance against EVE Goals, as follows:

                  Presidents, VP's, General Managers and Senior Staff
                           40% corporate, 60% Business Unit

                  Other BU Participants
                           20% corporate, 80% Business Unit


                                                        ~2~

HCG Incentive Compensation Plan                                Fiscal Year 1998

o ICP payments for each of the respective Business Units are independent of the others. That is, if one of the Business Units achieves its EVE goal, participants from that BU will receive that portion of their ICP payment, irrespective of whether the other BU's or the Company as whole achieve their EVE goals.

o ICP payments will be determined by the Equity Value of the Company and its Business Units at the end of the fiscal year, measured against Budgeted Equity Value and Target Equity Value.

o        At Budgeted Equity Value, 50% of the expected ICP payment will be paid.
         At Target Equity Value, 125% of the expected ICP payment will be paid. Any Equity Value achieved above Budgeted Equity Value will result in a pro-rata ICP payment. There is no limit on the level of ICP payments for performance above Target Equity Value. Failure to reach Budgeted Equity Value will result in no bonus being paid.

o Business Units will have the same payout schedule as the Company (50% at Budget, 125% at Target) for Fiscal Year 1998.

o ICP payments will be made in some combination of cash and stock options. The limit on the cash portion of ICP payments is determined by ICP participation level, as shown below:


          Participant's ICP Participation Level                        Maximum Amount of Payable in Cash
                          <=20%                                                      100%
                           25%                                                        90%
                           30%                                                        75%
                          >=35%                                                       50%



o The amount of the ICP payment which is not awarded in cash will be paid in the form of options to purchase HCG stock at 25% of its value at the time of option award (the "strike" price). Options will be vested immediately and may be retained after termination of employment.

o At the end of the Fiscal Year, all participants will have the opportunity to elect additional options in lieu of any or all of the cash portion of their ICP payment.


                                                        ~3~

HCG Incentive Compensation Plan                                Fiscal Year 1998
o The number of options awarded is calculated by dividing the amount of noncash compensation by 0.75 times the price of HCG stock. This price will be set annually by an independent third party.

o The value of options may change over time, depending on the Equity Value of the Company. If the Equity Value increases, the value of the stock options will also increase.

o Participants may exercise options by paying the strike price (25% of the stock's price at the time the option was awarded).

o The noncash portion of ICP payments is not taxable to participants until such time as they exercise their options.












THIS DOCUMENT, DATED AUGUST 26, 1997, SUPERSEDES ANY AND ALL PREVIOUS DOCUMENTS SETTING FORTH GUIDELINES FOR THE HCG ICP. ONLY THE CHAIRMAN RESERVES THE EXCLUSIVE RIGHT TO MODIFY IN ANY WAY (INCLUDING ADDING OR DELETING PARTICIPANTS, CHANGING PARTICIPANTS' LEVEL, ETC.) OR CANCEL THIS PLAN FOR ANY REASON AT THE CONCLUSION OF FISCAL YEAR 1998. ADDITIONALLY, THIS PLAN DOES NOT CREATE ANY RIGHT OF AN EMPLOYEE TO RECEIVE AN INCENTIVE PAYMENT OR TO PARTICIPATE AT ANY TIME IN THE FUTURE IN THIS OR ANY OTHER INCENTIVE PLAN OF THE COMPANY. FURTHERMORE, PARTICIPATION IN THE PLAN DOES NOT CONSTITUTE A CONTRACT OF EMPLOYMENT BETWEEN THE COMPANY AND THE EMPLOYEE, NOR DOES IT GUARANTEE EMPLOYMENT FOR ANY LENGTH OF TIME.


                                                        ~4~